                                                                    EXHIBIT 99.1





TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION
FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

TELECOM INDUSTRIES CORP.

TABLE OF CONTENTS


                                                                                                     PAGE(S)

Report of Independent Accountants                                                                         1

Financial Statements:
   Balance Sheets as of December 31, 1999 and 1998                                                        2

   Statements of Operations for the years ended December 31, 1999 and 1998                                3

   Statements of Equity for the years ended December 31, 1999 and 1998                                    4

   Statements of Cash Flows for the years ended December 31, 1999 and 1998                                5

Notes to Financial Statements                                                                          6-15

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Telecomm Industries Corp.



In our opinion, the accompanying balance sheets and the related statements of operations, of equity and of cash flows present fairly, in all material respects, the financial position of the Telecomm Industries Corp.-Network Services Agency Division at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                         /s/ PricewaterhouseCoopers LLP




June 7, 2000

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998


                                    ASSETS                             1999              1998

Current assets:
    Accounts receivable, net                                      $  4,210,971      $  3,378,705
    Employee advances                                                                     40,300
    Prepaid expenses                                                   312,624            42,933
                                                                  ------------      ------------

           Total current assets                                      4,523,595         3,461,938

    Property and equipment, net                                        521,089           658,283
    Accounts receivable, net                                         4,121,843         3,832,623
    Intangibles and other assets, net                                3,395,148         3,620,572
    Deferred income taxes                                              104,671           323,301
                                                                  ------------      ------------

           Total assets                                           $ 12,666,346      $ 11,896,717
                                                                  ============      ============


                      LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
    Line of credit                                                $  1,868,182      $  1,030,377
    Current portion of long-term debt                                  790,980           660,358
    Accounts payable                                                   146,709           455,857
    Accrued payroll and related expenses                                46,350            95,521
    Accrued commissions and bonus                                      194,289           288,869
    Deferred income taxes                                              868,152           553,962
    Income taxes payable to Parent                                     947,421           998,445
    Other accrued expenses                                             200,963           216,830
                                                                  ------------      ------------


           Total current liabilities                                 5,063,046         4,300,219

Long-term debt, less current portion                                 4,157,365         5,013,121
Deferred income taxes                                                1,742,924         1,707,193
                                                                  ------------      ------------

           Total liabilities                                        10,963,335        11,020,533

Commitments and contingencies

Divisional equity                                                    1,703,011           876,184
                                                                  ------------      ------------

           Total liabilities and divisional equity                $ 12,666,346      $ 11,896,717
                                                                  ============      ============


   The accompanying notes are an integral part of these financial statements.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                            1999               1998

Network service revenue                                                $  9,983,580       $ 10,312,537
Long distance and other revenue                                             443,521            315,244
                                                                       ------------       ------------

           Net revenues                                                  10,427,101         10,627,781
                                                                       ------------       ------------

Commission, contractor fees and related expenses                             84,959            190,325
Sales and service costs                                                     559,015            680,871
                                                                       ------------       ------------

           Net cost of commissions, contractor fees
               and related expenses                                         643,974            871,196
                                                                       ------------       ------------

Selling, general and administrative expenses                              5,273,020          5,574,234
                                                                       ------------       ------------

Operating income                                                          4,510,107          4,182,351

Other income (expense):
    Interest expense                                                       (608,199)          (375,253)
                                                                       ------------       ------------

                                                                           (608,199)          (375,253)

Income from operations before income tax expense                          3,901,908          3,807,098
Income tax expense                                                        1,508,268          1,515,976
                                                                       ------------       ------------

Net income                                                             $  2,393,640       $  2,291,122
                                                                       ============       ============


   The accompanying notes are an integral part of these financial statements.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

STATEMENTS OF EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


Balance at January 1, 1998                                                                            $ 3,526,899

    Net earnings for the year                                                                           2,291,122

    Distributions to Telecomm Industries Corp., net                                                    (4,941,837)
                                                                                                      -----------

Balance at December 31, 1998                                                                              876,184

    Net earnings for the year                                                                           2,393,640

    Distributions to Telecom Industries Corp., net                                                     (1,566,813)
                                                                                                      -----------

Balance at December 31, 1999                                                                          $ 1,703,011
                                                                                                      ===========


   The accompanying notes are an integral part of these financial statements.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                            1999              1998

Cash flows from operating activities:
    Net income (loss)                                                  $ 2,393,640       $ 2,291,122
    Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization                                        364,737           343,759
      Deferred income taxes, net                                           568,551           595,876
      Provision for bad debt                                               250,000           525,000
      Deferred financing fees                                               27,848                --
      Changes in assets and liabilities:
        Accounts receivable, net                                        (1,082,266)         (405,742)
        Accounts receivable, net - long-term portion                      (289,220)       (1,914,289)
        Prepaid expenses                                                  (269,691)           (9,048)
        Employee advances                                                   40,300            68,902
        Accounts payable                                                  (309,148)          271,850
        Accrued payroll and related expenses                               (49,171)           54,619
        Accrued commissions and bonus                                      (94,580)         (383,161)
        Income taxes payable                                               (51,024)          931,355
        Other accrued expenses                                             (15,867)           31,764
                                                                       -----------       -----------

           Total adjustments                                              (909,531)          110,885
                                                                       -----------       -----------

           Net cash provided by operating activities                     1,484,109         2,402,007
                                                                       -----------       -----------

Cash flows from investing activities:
    Purchases of property and equipment                                    (29,967)         (116,265)
    Purchase acquisitions                                                       --           (10,000)
                                                                       -----------       -----------

           Net cash (used in) investing activities                         (29,967)         (126,265)
                                                                       -----------       -----------

Cash flows from financing activities:
    Financing fees paid in connection with debt financing                       --          (167,084)
    Proceeds (payments) on long-term debt                                 (725,134)        3,174,012
    Net borrowings (payments) under line of credit                         837,805          (340,833)
    Distributions to Telecomm Industries Corp., net                     (1,566,813)       (4,941,837)
                                                                       -----------       -----------

           Net cash (used in) provided by financing activities          (1,454,142)       (2,275,742)
                                                                       -----------       -----------

Net decrease in cash                                                            --                --

Cash at beginning of period                                                     --                --
                                                                       -----------       -----------

Cash at end of period                                                  $        --       $        --
                                                                       ===========       ===========
Non-cash investing and financing activities:
    Telecomm Common stock issued for purchase acquisitions             $        --       $   420,000
                                                                       ===========       ===========

    Notes issued for purchase acquisitions                             $        --       $    20,000
                                                                       ===========       ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS


  1.   ORGANIZATION AND BASIS OF PRESENTATION:

       ORGANIZATION

       Telecomm Industries Corp.-Network Services Agency Division (the "Division") is wholly owned by Telecomm Industries Corp. ("Telecomm") and consists of the operations and related assets and liabilities of Telecomm required to service the Ameritech Distributor Agreement between Telecomm and Ameritech. Telecomm is incorporated under the laws of the State of Delaware and has its principal offices in Naperville, Illinois.

       On April 15, 2000, Telecomm entered into an agreement with PentaStar Communications, Inc. (PentaStar) and its newly-formed, wholly owned acquisition subsidiary, PentaStar Corporation. The agreement provides that Telecomm will sell substantially all of the assets and liabilities of the Division to PentaStar. The transaction will close upon approval by the shareholders of Telecomm and satisfaction of the other terms of the purchase agreement.

       Consideration expected to be paid by PentaStar to Telecomm in connection with the transaction includes: cash in the amount of $900,000; a number of shares of PentaStar Common Stock, which reflects an aggregate fair market value as of the anticipated closing date of the transaction of $6,200,000; the assumption of liabilities (as defined in the purchase agreement) in an approximate amount of $6,500,000; and an Earn-Out Amount payable pursuant to Section 2.3(b) of the purchase agreement, which will be valued based upon the Company's performance from April 1, 2000 through March 31, 2001. The potential earn-out amount for the entire measurement period is approximately $9 million, with the entire purchase price not to exceed $22.5 million in total consideration.

       BASIS OF PRESENTATION

       The accompanying financial statements are a carve-out of amounts reported for Telecomm, that have been prepared using Division-specific information where available and allocations where data is not maintained on a Division specific basis within Telecomm's books and records.

       The following accounts are maintained by Telecomm and presented in these financial statements on a Division specific basis: receivables, prepaid expenses, intangible assets, accounts payable and accrued expenses, revenue, commissions, and certain other expense amounts. Property, plant, and equipment, except items that were not specifically identifiable to any particular aspect of Telecomm, were also presented on a Division specific basis. All other balance sheet amounts were allocated to the Division based on a variety of factors such as the Division's relative proportion of revenue, employee-headcount, space, and time and effort, to the Telecomm total. See Notes 6 and 7 for a description of the presentation of debt and income taxes, respectively.

       The Division's financial statements include allocated expenses from the sharing of certain executive, administrative, accounting, marketing, personnel, engineering and other support services being performed by Telecomm. These amounts were allocated to the Division based on allocation methodologies described above.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


       Management believes that these estimates and allocations were based on reasonable methodologies, and the resulting financial statement amounts properly depict the financial position and results of operations of the Division. Furthermore, the accompanying statements reflect historical Telecomm ownership and operation, with no pro-forma adjustments for specific contract terms governing transfer to a specific buyer or for any anticipated change in methods of operation. Therefore, actual results could differ significantly if the Division operated as a separate entity or as part of another entity other than Telecomm.

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       USE OF ESTIMATES

       The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Division receives commission sales revenue from Ameritech that is based upon the submission of valid sales contracts. Sales transactions in support of commission sales revenue are subject to adjustment upon review. Actual results may differ from those estimates.

       CAPITAL ACCOUNTS

       Separate equity accounts are not maintained for the Division. For the purposes of these statements, net intercompany activity has been summarized as Divisional Equity.

       FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

       Financial instruments which potentially expose the Division to concentrations of credit risk consist primarily of accounts receivable from Ameritech and its subsidiaries which accounted for 100% of the Division's revenues for 1999 and 1998. The Division may establish an allowance for possible losses based upon factors surrounding the credit and historical information. At December 31, 1999 and 1998, the Division recorded an allowance for doubtful accounts of approximately $250,000 and $526,000, respectively.

       Management has determined that the carrying values of financial instruments, primarily accounts receivable, accounts payable and debt (Note 6), approximate fair value.

       PROPERTY AND EQUIPMENT

       Property and equipment is recorded at cost, less accumulated depreciation. Depreciation is computed principally by using the straight-line method over the estimated useful lives. The provision for amortization of leasehold improvements is based on the term of the lease or the estimated useful lives, whichever is shorter.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


       REVENUE RECOGNITION

       Revenues are recognized when earned and are recorded net of estimated cancellations and chargebacks.

       Network services or chargebacks will be recognized as earned when the Division receives notification from the carrier that the service has been installed or discontinued. The residual stream is recognized as earned only if it can be reasonably estimated and the carrier's contract stipulates a buyout clause for those future monies, otherwise it will be recognized on a monthly basis over the term of the contract.

       INTANGIBLE AND OTHER ASSETS

       Intangible and other assets consist of goodwill, customer lists, and loan acquisition costs and are being amortized over their estimated useful lives.

       Goodwill is the excess of cost over fair value assigned to identifiable tangible and intangible net assets acquired.

       The Division's policy is to evaluate the intangible assets based on a review of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates or if the expected future net cash flows (not discounted and without interest) would become less than the carrying amount of the asset. An impairment loss is recorded in the period such determination is made based on the fair value of the related businesses.

       INCOME TAXES

       The Division did not file a separate tax return but rather was included in the income tax returns filed by Telecomm. The Division's allocated share of Telecomm's income tax provision was based on the "separate return" method.

       Telecomm utilizes the liability method of computing deferred income taxes. Deferred income taxes are recorded to reflect the income tax consequences on future years of temporary differences between the income tax and financial reporting bases of assets and liabilities as of the balance sheet date. Under the liability method, deferred income taxes are adjusted for tax rate changes as they occur. This method also provides for the current recognition of the expected income tax benefits from net operating losses if it is expected such income tax benefits are more likely than not to be realized.

       ADVERTISING COSTS

       In accordance with Statement of Position 93-7, "Reporting On Advertising Costs," advertising costs are expensed as incurred.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


  3.   ACQUISITIONS:

       On February 20, 1998, Telecomm acquired Division-Tel Communications Group, Inc. ("Division-Tel") under the provisions of an Asset Purchase Agreement. Under the terms of this agreement, Telecomm issued 350,000 shares of its common stock valued at $420,000, paid $10,000 in cash, issued a $20,000 promissory note, due August 1998, and assumed approximately $370,480 of Division-Tel's liabilities in exchange for all of the outstanding common stock of Division-Tel. 100% of these assets and liabilities were allocated to the Division.

       The net purchase price was allocated as follows:

         Current assets                                     $  95,876
         Property and equipment                                80,599
         Other assets                                         156,900
         Goodwill                                             487,105
         Liabilities assumed                                 (370,480)
                                                            ---------

         Net purchase price                                   450,000

         Less:  Common stock                                  420,000
                Non-cash note payable                          20,000
                                                            ---------

         Cash paid for acquisition                          $  10,000
                                                            =========

       Goodwill is being amortized on a straight-line basis over 15 years.

4.     PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1999 and 1998, consists of the following:

                                              USEFUL
                                              LIVES            1999         1998

Office furniture and fixtures             5-7 years        $ 344,840    $ 342,248
Leasehold improvements                    Life of lease       23,212       15,212
Computer equipment                        5 years            618,934      596,079
                                                           ----------   ---------

                                                             986,986      953,539
Less accumulated depreciation                                465,897      295,256
                                                           ---------    ---------

                                                           $ 521,089    $ 658,283
                                                           =========    =========

       Depreciation expense for the years ended December 31, 1999 and 1998, amounted to $167,161 and $146,183, respectively.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


  5.   INTANGIBLE ASSETS:

       Intangible and other assets at December 31, 1999 and 1998, are as follows:

                                             USEFUL
                                             LIVES         1999             1998

Goodwill                                  15-30 years    $ 3,676,867    $ 3,676,867
Customer lists                              15 years          99,482         99,482
Loan acquisition costs                      5 years          139,236        167,084
                                                         -----------    -----------

                                                           3,915,585      3,943,433
Less accumulated depreciation                                520,437        322,861
                                                         -----------    -----------

                                                         $ 3,395,148    $ 3,620,572
                                                         ===========    ===========

       Amortization expense was $197,576 for the years ended December 31, 1999 and 1998.

  6.   DEBT:

       Long-term debt at December 31, 1999 and 1998 consists of the following:

       Note payable to a financial institution, collateralized by a blanket filing on corporate assets. Interest accrues at 2.4% over the 30-Day Commercial Paper Rate
       (8.0% and 7.5% effective rate at December 31, 1999 and 1998, respectively). The note required interest only payments for three months with principal and interest payable thereafter in 60 monthly installments. Monthly principal payments of $64,776 commenced March 1, 1999 with a balloon payment due on
       February 1, 2004 of $1,554,619.                                                       $ 4,728,644      $ 5,441,179

       Note payable to a related party in connection with the acquisition of
       Long-Tell, Inc. Principal is due on January 2, 2002. Interest is payable
       quarterly at 9% per annum.                                                                200,000          200,000

       Capitalized lease obligations payable in monthly installments ranging from $262 to $5,401 (including interest ranging from 4.8% to 29.8%) through November
       2003, collateralized by equipment.                                                         19,701           32,300
                                                                                             -----------      -----------

       Total long-term debt                                                                    4,948,345        5,673,479

       Less current portion                                                                      790,980          660,358
                                                                                             -----------      -----------

                                                                                             $ 4,157,365      $ 5,013,121
                                                                                             ===========      ===========

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


       Maturities of long-term debt are as follows:

          Fiscal Year

          2000                                  $   790,980
          2001                                      783,343
          2002                                      977,311
          2003                                      777,311
          2004 and thereafter                     1,619,450
                                                -----------

                                                $ 4,948,395
                                                ===========


       The fair market value of the Division's long-term debt is estimated based on the current rates offered to the Division for debt of the same remaining maturities. At December 31, 1999 and 1998, the fair value of the long-term debt approximates the amount recorded in the consolidated financial statements.

       Telecomm also has a line of credit (the "Line") with Merrill Lynch for an amount up to $4,000,000, of which $1,868,182 and $1,030,377 was outstanding at December 31, 1999 and 1998, respectively. 100% of this balance was allocated to the Division because, as defined in the PentaStar purchase agreement, 100% of this Line is required to be assumed by PentaStar upon the purchase of the Division. Interest is due monthly at an annualized rate of 2.4% above the 30-day commercial paper rate (8.0% and 7.5% effective rate as of December 31, 1999 and 1998). The line of credit is renewable on September 30, 2000, and is secured by all assets of the Division. As of December 31, 1999, the Division is subject to certain restrictive and financial covenants including covenants relating to the Division's liabilities to EBITDA and minimum net cash flow as defined in the debt agreements. Merrill Lynch also has the right to call the loan upon the occurrence of a material impairment.

       As of December 31, 1999, the Division was not in compliance with the established loan covenants for the facilities provided by Merrill Lynch Business Financial Services. The two covenants involve Minimum Net Cash Flow and Total Liabilities to EBITDA as defined in the debt agreements. These covenants were set based upon the use by Telecomm of a revolving credit line of $3,800,000 to complete three acquisitions. This revolving credit line was not used by Telecomm and expired during 1999. Merrill Lynch waived these covenants for the measurement period ending December 31, 1999.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


  7.    INCOME TAXES

        The provision for income tax expense consists of the following at December 31, 1999 and 1998:

                                                1999             1998

        Federal                             $   771,997      $   731,116
        State and local                         226,448          216,305
        Deferred - federal                      449,065          500,798
        Deferred - state and local               60,758           67,758
                                            -----------      -----------

        Provision for income tax expense    $ 1,508,268      $ 1,515,977
                                            ===========      ===========

       The following is a reconciliation of income taxes computed at the federal statutory rate with income taxes recorded by the Company at December 31, 1999 and 1998:

                                                                1999             1998

       Statutory federal income tax rate                       34.00%           34.00%
       State and local taxes (net of federal tax effect)        5.51             5.49
       Other                                                    0.11             0.11
                                                               -----            -----

       Effective income tax rate                               39.62%           39.60%
                                                               =====            =====

       The tax effect of the temporary differences which comprise the deferred tax assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                                  1999             1998

       Deferred tax assets:
         Allowance for doubtful accounts                      $   203,190       $   96,500
         Accrued payroll                                          120,111               --
         Other                                                         --            8,171
                                                              -----------       ----------

                                                                  323,301          104,671
                                                              -----------      -----------
       Deferred tax liabilities:
         Deferred accounts receivable                           2,212,509        2,212,509
         Fixed assets                                              48,645           55,393
                                                              -----------      -----------

                                                                2,261,154        2,267,902
                                                              -----------      -----------

         Net deferred tax liabilities                         $ 1,937,853      $ 2,163,231
                                                              ===========      ===========

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


  8.   LEASES

       The Division leases office space, equipment and vehicles under various operating leases. Leases that expire are generally expected to be renewed or replaced by other leases.

       At December 31, 1999, future minimum rental payments applicable to noncancelable operating leases were as follows:

             2000                                      $ 270,434
             2001                                        222,482
             2002                                        161,472
             2003                                        127,626
             2004 and thereafter                          58,339
                                                       ---------

                                                       $ 840,353
                                                       =========

       Rent expense for all operating leases was $311,561 and $298,526 in 1999 and 1998, respectively.


  9.   RELATED PARTY TRANSACTIONS:

       Telecomm currently leases office and warehouse space through an entity owned by a director/shareholder. The lease agreement requires Telecomm to make monthly payments of $12,542 through September 2015, as well as payment of certain expenses of approximately $10,000 per month. As a part of the acquisition, Telecomm obtained an amendment to the lease which allowed Telecomm to terminate the existing lease by providing a twelve-month written notice. Telecomm exercised this option to terminate the lease effective May 15, 1999 and executed a six-year lease from the same affiliate which reduces the total monthly payments to $15,000 per month through June 1, 2005. In June 1999, the building was sold to an unrelated entity that assumed this lease. Rent expense related to this lease amounted to $167,700 and $150,500 for the years ended 1999 and 1998. The amount of rent expense allocated to the Division was $78,970 and $74,949 for the years ended 1999 and 1998.

       At December 31, 1999, a note for $200,000 was due to a related party.


 10.   EMPLOYEE BENEFIT PLAN:

       Telecomm sponsors a 401(k) plan that covers substantially all eligible employees. Contributions to the plan are determined by Telecomm's management. For the years ended December 31, 1999 and 1998, the Division's allocation of the expense related to Telecomm's savings plan was $26,214 and $38,587, respectively.

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED


 11.   COMMITMENTS AND CONTINGENCIES:

       The Division is subject to legal proceedings and claims in the ordinary course of business that have not been finally adjudicated. In management's opinion, all such outstanding matters would not have a material adverse affect on the Division's financial position, results of operations or cash flows.


 12.   FUTURE ADOPTION OF RECENTLY ISSUED ACCOUNTING STANDARDS:

       During 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 established standards for reporting comprehensive income and its components in a financial statement. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes net income. The Division does not have any comprehensive items.

       Therefore, SFAS No. 130 is not applicable to the Division. The FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 131 specifies revised guidelines for determining an entity's operating segment and the type and level of financial information to be disclosed. This standard requires that management identify operating segments based on the way that management desegregates the entity for making internal operating decisions. The Division currently operates under the definition of one segment. Therefore, SFAS No. 131 is not applicable to the Division.

       Both of these statements are effective for fiscal years beginning after December 15, 1997. The Division does not have any comprehensive income items for the periods presented.

       In February 1998, the FASB issued SFAS No. 132 "Employer's Disclosures about Pensions and Other Post-Retirement Benefits". SFAS No. 132 standardizes the disclosure requirements for pension and other post-retirement benefits. The statement is effective for fiscal years beginning after December 15, 1997. The Division does not have a pension or other post-retirement plan. Therefore, SFAS No. 132 is not applicable to the Division.

       These statements are effective for fiscal years beginning after December 15, 1997.

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. As the Company does not have any derivative instruments on hedging activities, SFAS No. 133 is not expected to have a material effect on the Division's financial results.



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

TELECOMM INDUSTRIES CORP.
NETWORK SERVICES AGENCY DIVISION

NOTES TO THE FINANCIAL STATEMENTS, CONTINUED



       In December 1999, the SEC issued Staff Accounting Bulletin Number ("SAB No.") 101. "Revenue Recognition in Financial Statements," which provides additional guidance in applying generally accepted accounting principles for revenue recognition. The Division is currently evaluating the impact, if any, that SAB No. 101 may have on its revenue recognition policies.

       Although the Division has not yet determined whether SAB No. 101 will require any changes in its revenue recognition practices, management expects that any such changes would be accounted for prospectively as a cumulative effect of a change in accounting policy as permitted by the SAB No. 101. The SEC initially required any changes resulting from SAB No. 101 to be reflected in the Division's first quarter 2000 financial statements. However, on March 25, 2000, the SEC issued SAB No. 101A which defers required implementation of any changes resulting from SAB No. 101 until the Division's second quarter of 2000. Management does not expect that any changes in its accounting policies as a result of SAB No. 101 will have a material impact on its 2000 operating results and management believes that any such change will have no impact on the Division's previously reported financial position, results of operations or cash flows.



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